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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Bruce N. Huff, A. Wayne Hennecke, and Anna M. Williams and, or any of them (with full power of each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and any or all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and/or any regulatory authority relating to the registration of 16,824,000 shares of Common Stock, $0.01 par value ("Common Stock"), of Harken Energy Corporation (the "Company"), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities indicated as of the 17/th/ day of September, 2002.

     Name                                Capacities

     /s/ Mikel D. Faulkner
     -----------------------------
     Mikel D. Faulkner                   Chairman of the Board, Director and
                                         Chief Executive Officer (Principal
                                         Executive Officer)

     /s/ Bruce N. Huff
     -----------------------------
     Bruce N. Huff                       President, Chief Operating Officer and
                                         Director

     /s/ Stephen C. Voss
     -----------------------------
     Stephen C. Voss                     Vice Chairman and Director

     /s/ J. William Petty
     -----------------------------
     J. William Petty                    Director

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     /s/ H. A. Smith
     -----------------------------
     H. A. Smith                         Director

     /s/ Larry Akers
     -----------------------------
     Larry Akers                         Director

     /s/ Michael M. Ameen, Jr.
     -----------------------------
     Michael M. Ameen, Jr.               Director

     /s/ James H. Frizell
     -----------------------------
     James H. Frizell                    Director

     /s/ Marvin M. Chronister
     -----------------------------
     Marvin M. Chronister                Director

     /s/ Anna M. Williams
     -----------------------------
     Anna M. Williams                    Executive Vice President - Finance and
                                         Chief Financial Officer (Principal
                                         Financial Officer)